EXHIBIT (8)(h)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (DELAWARE)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN DELAWARE GROUP EQUITY FUNDS III, DELAWARE

DISTRIBUTORS LP AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 3rd day of March, 2005, by and among Delaware Group Equity Funds III, a Delaware business trust (the “Fund”), Delaware Distributors L.P. a Delaware limited liability partnership (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Fund, the Underwriter, and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter, and the Company hereby agree:

1.	Amendment Schedule A, as applicable, to the Agreement is amended to read in its entirety as the Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter, and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

DELAWARE GROUP EQUITY FUNDS III		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Patrick P. Coyne II	By	/s/ Edward W. Diffin Jr.
Name	Patrick P. Coyne II	Name	Edward W. Diffin Jr.
Title	EVP, Managing Director Equity Investments	Title	VP & Sr Counsel
Date	3/4/05	Date	3/7/05

DELAWARE DISTRIBUTORS L.P.

By	/s/ Kevin J. Lucey
Name	Patrick P. Coyne II
Title	President & CEO
Date	March 3, 2005

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005

Schedule B

FUNDS AVAILABLE UNDER THE CONTRACTS

Delaware Trend Fund, Class A

As of March 4, 2005